Exhibit 32




                    CERTIFICATION PURSUANT TO
                      18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
           SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



     In connection with the amended Quarterly report of Urbanalien Corporation (the "Company") on Form 10-QSB/A for the period ending June 30, 2003, as filed with the Securities and Exchange
Commission on the date hereof (the "Report"), I, Anila Ladha, acting in the capacity as the Chief Executive Officer and Chief
Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section
906 of  the Sarbanes-Oxley Act of 2002, that:

  (1)  The Report fully complies with the requirements of section
       13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Anila Ladha
------------------------
     Anila Ladha
     Principal Financial Officer and Principal
     Accounting Officer


     September 25, 2003